FOR IMMEDIATE RELEASE


               QuadTech International Announces Executive Changes

VANCOUVER, BC - April 6, 2006 - QuadTech International, Inc. (OTCBB: QTII), a global developer and provider of industry solutions, announced today that John Meier has replaced Jim Meier as the company's president and chief executive officer effective immediately. The company's board of directors believes John Meier is uniquely suited to direct the company on its new business focus in industry solutions. The company will shortly disclose the details of its corporate business development strategy.

Mr. Meier has been an internationally renowned businessman and financial consultant for over 40 years. In addition to serving as an aid to U.S. industrialist Howard R. Hughes, he served on President Richard Nixon's Task Force on Resources and Environment. A candidate for the U.S. Senate, Mr. Meier has advised several U.S. Senators, including Hubert Humphrey and Robert F. Kennedy, and has provided consultation to Heads of State. Mr. Meier has held managerial and executive positions with the New York Life Insurance Company, Remington Rand Univac, Hughes Aircraft Co., Hughes Tool Co., and has served as the Chairman of Satellite Geophysics Ltd. and as President of the Nevada Environmental Foundation. In 1966, Mr. Meier earned the Aerospace Man of the Year Award for the application of computer systems in understanding industrial and institutional problems. As a financier and merchant banker, Mr. Meier has been responsible for the funding of numerous international corporations, including high technology companies, an international bank, a motion picture company and real estate development projects.


About QuadTech International
QuadTech International, Inc. is a global developer and provider of industry solutions. For more information, please visit www.quadtechint.com.


Contact:
Panascope Capital
818-882-7722


Legal Notice Regarding Forward-Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this news release that are not strictly historical statements, including without limitation, management's plans and objectives for future operations and management's assessment of market factors, and statements regarding the strategy and plans of the company and its strategic partners, constitute forward-looking statements. These forward-looking statements are not guarantees of the company's future performance and are subject to a number of risks and uncertainties that could cause the company's actual future results to differ materially from the forward-looking statements.